Exhibit 5.3

200 South Orange Avenue, Suite 2600 | Orlando, FL 32801 | T 407.425.8500 | F 407.244.5288

Holland & Knight LLP | www.hklaw.com

May 31, 2017

Beazer Homes USA, Inc.

1000 Abernathy Road

Suite 260

Atlanta, Georgia 30328

Re:	Beazer Homes USA, Inc.
Registration Statement on Form S-3 for Registration of Senior Debt Securities and Subordinated Debt Securities and Related Subsidiary Guarantees—Florida Local Counsel Opinion

Ladies and Gentlemen:

We have acted as counsel to Arden Park Ventures, LLC, a Florida limited liability company (“Arden Park”), a subsidiary of Beazer Homes Corp. (“Beazer Homes”), with respect to certain matters in connection with the registration by Beazer Homes USA, Inc. (“Beazer”) of (a) certain Senior Debt Securities (the “Senior Debt Securities”) pursuant to the Indenture dated April 17, 2002 with U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented (the “Senior Indenture”), and (b) certain Subordinated Debt Securities (the “Subordinated Debt Securities,” and collectively with the Senior Debt Securities, the “New Debt Securities”) pursuant to the Indenture dated January 12, 2010 with the Trustee, as supplemented (the “Subordinated Indenture,” and collectively with the Senior Indenture, the “Indentures”). The New Debt Securities will be registered on a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the related prospectus (the “Prospectus”). In connection with the registration of the New Debt Securities, Arden Park and certain other Subsidiary Guarantors listed in the Registration Statement and in the Indentures will register guarantees with respect to the New Debt Securities (collectively, the “Subsidiary Guarantees”) pursuant to supplemental indentures to be executed and delivered with respect to each of the Indentures (collectively, the “New Supplemental Indentures”).

In rendering our opinions expressed below, we have examined the following documents:

(a) the Indentures, as they exist on the date hereof (i.e. exclusive of any of the New Supplemental Indentures to be executed and delivered in the future for the purpose of providing for the Subsidiary Guarantees);

(b) a Certificate of Good Standing with respect to Arden Park issued by the Florida Department of State and dated May 31, 2017; and

Beazer Homes USA, Inc.

May 31, 2017

(c) certified Articles of Organization of Arden Park that were filed on December 16, 2004.

In addition, we have reviewed such certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinions hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and (v) the authenticity of the originals of such latter documents. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of Arden Park.

Based on and subject to the foregoing, we are of the opinion that:

1. Arden Park is a validly existing Florida limited liability company and is in good standing under the laws of Florida, the jurisdiction of its formation.

2. Arden Park has all requisite power and authority, limited liability company or otherwise, to execute, deliver and perform all of its obligations under the Subsidiary Guarantees.

In rendering the opinion contemplated by item 2 above, we have assumed with your permission that relevant actions will have been taken in the future for issuance of the Subsidiary Guarantees, including that (a) the terms of the Subsidiary Guarantees will have been duly authorized by all requisite action of Arden Park, (b) New Supplemental Indentures providing for the Subsidiary Guarantees will have been duly authorized, executed, and delivered by Arden Park, (c) the Subsidiary Guarantees of the Senior Debt Securities will comport with the form of notation of guarantee contemplated by Exhibit A to the Senior Indenture, (d) the Subsidiary Guarantees of the Subordinated Debt Securities will conform to the requirements of Article XIV of the Subordinated Indenture, and (e) all Subsidiary Guarantees of the New Debt Securities will conform to the description thereof in the Registration Statement.

The opinions set forth above are subject to the following additional qualifications and exceptions:

A. We are members of The Florida Bar. In rendering the foregoing opinions we express no opinion as to the effect (if any) of laws of any jurisdiction except those of the state of Florida.

B. Our opinions are rendered only with respect to such laws, and the rules, regulations and orders thereunder, that are currently in effect, and we disclaim any obligation to advise you of any change in law or fact that occurs after the effectiveness of the Registration Statement.

Beazer Homes USA, Inc.

May 31, 2017

C. This opinion has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. King & Spalding LLP may rely on this opinion in connection with the issuance of its opinion to be given in connection with the Registration Statement.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours

/s/ Holland & Knight LLP